Exhibit 99.1

OptimizeRx CEO Issues Open Letter to Shareholders Detailing the Completion of Internal Management Changes

ROCHESTER, Mich. – December 22, 2021 – OptimizeRx Corp. (the “Company”) (Nasdaq: OPRX), a leading provider of point-of-care technology solutions helping patients start and stay on therapy, today issued an open letter from the CEO to shareholders detailing the completion of internal management changes. The full letter is published below:

Dear OptimizeRx Shareholders,

I am proud to say that OptimizeRx has evolved into a company strategically focused on the digital enablement of communication among the pharmaceutical industry, physicians and patients. With a compounded annual growth rate of 45% over the last three years and a present market capitalization of nearly $1 billion dollars, we believe that we are ideally positioned in a nascent industry to consistently win new business and mature our existing businesses to scale.

The OptimizeRx team relentlessly strives for excellence, and we are committed to continuously working on our team, company culture, and how best to serve all of our stakeholders. Leaning heavily on technology and data, we have built the right agile team to design and deliver relevant content to ultimately help improve patient health outcomes. While we are a technology-focused business, our human capital remains our core competency. Therefore, it is a strategic imperative to have the right people and right team assembled to execute our daily goals and pursue new opportunities.

As we prepare for 2022, and another strong growth year, I wanted to take this time to refresh and update the market on key organizational changes we have implemented this year. As previously announced, Ed Stelmakh has joined OptimizeRx in the combined role of Chief Financial Officer and Chief Operational Officer. Ed hit the ground running and he is getting up to speed with a focus on developing the right KPIs that best represent our position and prospects in the marketplace, as well as making sure we have the systems and processes in place to continue scaling our business.

Effective December 31, 2021, Miriam Paramore will be retiring from her full-time position as President and Chief Strategy Officer and transitioning to an advisory role to the leadership team. While she won’t be far from the Company, we want to take this opportunity to thank Miriam for her friendship, dedication, and commitment to helping build OptimizeRx into what we are today. Through careful succession planning, all of her functions have been fully transitioned to other members of the executive team. Miriam will always be a key member of the team that re-founded the Company and we will be forever grateful to her.

Going forward, the Company’s executive leadership team will be comprised of myself, Ed Stelmakh, Steve Silvestro, Todd Inman and Marion Odence-Ford. We also feel very strongly that over the last 18 months we have built an extremely capable and talented extended leadership team with all the skillsets that are necessary to continue our growth trajectory with an ever-expanding addressable market.

We will remain laser-focused on continuing to build OptimizeRx into a meaningful strategic partner to our clients, partners, investors and teammates.

On behalf of the OptimizeRx team, we wish everyone a healthy holiday and happy new year and look forward to reconnecting with everyone after the first of the year.

Warm regards,

Will Febbo, CEO

/s/Will Febbo

About OptimizeRx

OptimizeRx is the best-in-class health technology company enabling care-focused engagement between life sciences organizations, healthcare providers, and patients at critical junctures throughout the patient care journey. Connecting over 60% of U.S. healthcare providers and millions of their patients through a technology platform embedded within a proprietary point-of-care network, OptimizeRx helps patients start and stay on their medications.

For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates”, “believes”, “estimates”, “expects”, “forecasts”, “intends”, “plans”, “projects”, “targets”, “designed”, “could”, “may”, “should”, “will” or other similar words and expressions are intended to identify these forward-looking statements. All statements that reflect the Company’s expectations, assumptions, projections, beliefs or opinions about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements relating to the Company’s growth, business plans and future performance. These forward-looking statements are based on the Company’s current expectations and assumptions regarding the Company’s business, the economy, and other future conditions. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise, except as required by applicable law. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition, and other risks summarized in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, its subsequent Quarterly Reports on Form 10-Q, and its other filings with the Securities and Exchange Commission.

OptimizeRx Contact

Andy D’Silva, SVP Corporate Finance

adsilva@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

malejandra@optimizerx.com

Investor Relations Contact

Ashley Robinson

LifeSci Advisors, LLC

arr@lifesciadvisors.com